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                                                                  EXHIBIT 99.1

                                  CERTIFICATION
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
        (SUBSECTIONS (a) AND (b) OF SECTION 1350, CHAPTER 63 OF TITLE 18,
                               UNITED STATES CODE)


     In connection with the Annual Report of Form-10K of Boston Biomedica, Inc., a Massachusetts corporation (the "Company") for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Kevin W. Quinlan, President, Chief Operating Officer and Treasurer of Boston Biomedica, Inc., a Massachusetts corporation (the "Company"), do hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) that:

     (1)   The Report of the Company fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 27, 2003       /s/ KEVIN W. QUINLAN
                            --------------------
                               Kevin W. Quinlan
                               President, Chief Operating Officer and Treasurer (Principal Executive and Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Boston Biomedica, Inc. and will be retained by Boston Biomedica, inc. and furnished to the Securities and Exchange Commission or its staff upon request.